Exhibit 99.1

Company Contact:	Investor Relations Contact:
Senesco Technologies, Inc.	FD
Joel Brooks	Brian Ritchie
Chief Financial Officer	brian.ritchie@fd.com
jbrooks@senesco.com	212-850-5600
(732) 296-8400

Senesco Technologies Reports Second Quarter Fiscal 2009 Financial Results

NEW BRUNSWICK, N.J. (February 18, 2009) - Senesco Technologies, Inc. (“Senesco” or the “Company”) (NYSE Alternext US: SNT) today reported financial results for the three months ended December 31, 2008.

Net loss for the three month period ended December 31, 2008 was $1,624,341, or $0.09 per share, compared with a net loss of $1,049,838 or $0.06 per share, for the three month period ended December 31, 2007.  This increase in net loss was primarily the result of an increase in non-cash expenses associated with the outstanding convertible notes that were issued during the year ended June 30, 2008, and an increase in operating expenses.

Quarterly and Recent Highlights

•                  Senesco announced results of maximum tolerated dose, preclinical toxicology, and efficacy / dose-finding studies in mice for SNS-01, the Company’s multiple myeloma drug candidate.

•                  Senesco’s data was presented at the 2008 Annual Meeting of the American Society of Hematology in a presentation entitled “Preclinical Studies Using Polyethylenimine (PEI) Nanoparticles Complexed with Eukaryotic Translation Initiation Factor 5A (eIF5A) siRNA and eIF5A Plasmid DNA Demonstrates Significant Anti-Myeloma Activity in Vitro and in Vivo”.

•                  Senesco’s preclinical multiple myeloma data was presented at the 20th EORTC-NCI-AACR Symposium on “Molecular Targets and Cancer Therapeutics”.

•                  Senesco appointed Harlan W. Waksal, M.D., co-founder of ImClone Systems Incorporated, to the Company’s Board of Directors.  Dr. Waksal was instrumental in moving forward the clinical development program for ERBITUX® (cetuximab), an oncology drug now approved in colorectal and head & neck cancers.

•                  Management delivered the Company’s corporate presentation at the 10th Annual Rodman & Renshaw Healthcare Conference, and the 11th Annual BIO CEO & Investor Conference.

“We remain focused on our goal of filing an Investigational New Drug Application for SNS-01 before the end of calendar year 2009,” said Bruce Galton, President and CEO of Senesco.  “The recently announced results of the maximum tolerated dose, preclinical toxicology, and efficacy / dose range finding studies for SNS-01 was an important step toward accomplishing this goal.”

The Company did not record any revenue for the three month period ended December 31, 2008.  Total revenues of $6,250 for the three month period ended December 31, 2007 consisted of the amortized portion of previous milestone payments received in connection with certain agricultural license agreements.

Research and development expenses during the three month period ended December 31, 2008 were $579,286, compared with $392,254 during the three month period ended December 31, 2007, an increase of 47.7%.  This increase was primarily a result of an expansion of Senesco’s human health programs, specifically the Company’s multiple myeloma research program, which was partially offset by a decrease in agricultural research expenses as a result of a decrease in the allocation of resources from agriculture to human health at the University of Waterloo.

General and administrative expenses were $649,056 for the three month period ended December 31, 2008, compared with $585,851 during the three month period ended December 31, 2007, an increase of 10.8%.  This increase was primarily due to a $64,000 increase in stock based compensation, an approximately $21,000 increase in professional fees, which were the result of an increase in legal fees, and an approximately $16,000 increase in director fees, which were due to the Company implementing a cash compensation plan for non-employee directors beginning July 1, 2008.

At December 31, 2008, Senesco had cash, cash equivalents and investments of $3,615,788, and working capital of $3,562,743, which the Company estimates will fund its operations for approximately the next seven months, as of December 31, 2008.

About Senesco Technologies, Inc.

Senesco Technologies, Inc. is a U.S. biotechnology company, headquartered in New Brunswick, NJ.  Senesco has initiated preclinical research to trigger or delay cell death in mammals (apoptosis) to determine if the technology is applicable in human medicine.  Accelerating apoptosis may have applications to development of cancer treatments.  Delaying apoptosis may have applications to certain diseases inflammatory and ischemic diseases.  Senesco takes its name from the scientific term for the aging of plant cells: senescence.  Delaying cell breakdown in plants extends freshness after harvesting, while increasing crop yields, plant size and resistance to environmental stress.  The Company believes that its technology can be used to develop superior strains of crops without any modification other than delaying natural plant senescence.  Senesco has partnered with leading-edge companies engaged in agricultural biotechnology and earns research and development fees for applying its gene-regulating platform technology to enhance its partners’ products.

Certain statements included in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Actual results could differ materially from such statements expressed or implied herein as a result of a variety of factors, including, but not limited to: the development of the Company’s gene technology; the approval of the Company’s patent applications; the successful implementation of the Company’s research and development programs and joint ventures; the success of the Company’s license agreements; the acceptance by the market of the Company’s products; success of the Company’s preliminary studies and preclinical research; competition and the timing of projects and trends in future operating performance, the Company’s ability to meet its funding milestones under its financing transaction, the Company’s ability to comply with the continued listing standards of the AMEX, as well as other factors expressed from time to time in the Company’s periodic filings with the Securities and Exchange Commission (the “SEC”).  As a result, this press release should be read in conjunction with the Company’s periodic filings with the SEC.  The forward-looking statements contained herein are made only as of the date of this press release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

(tables to follow)

SENESCO TECHNOLOGIES, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

					From Inception
	For the Three	For the Three	For the Six	For the Six	on July 1, 1998
	Months Ended	Months Ended	Months Ended	Months Ended	through
	December 31,	December31,	December 31,	December 31,	December 31,
	2008	2007	2008	2007	2008

Revenue	$—	$6,250	$200,000	$377,500	$1,375,000

Operating Expenses:
General and administrative	649,056	585,851	1,178,921	974,910	22,904,377
Research and development	579,286	392,254	1,083,672	745,149	11,041,267
Total Operating Expenses	1,228,342	978,105	2,262,593	1,720,059	33,945,644

Loss From Operations	(1,228,342)	(971,855)	(2,062,593)	(1,342,559)	(32,570,644)

Sale of state income tax loss, net	—	—	—	—	586,442
Other noncash income	—	—	—	—	321,259
Interest income, net	17,994	25,227	41,051	32,106	521,288
Amortization of debt discount and financing costs	(106,342)	(38,374)	(212,397)	(53,595)	(881,160)
Interest expense on convertible notes	(307,651)	(64,836)	(571,808)	(67,836)	(1,005,962)
Net Loss	$(1,624,341)	$(1,049,838)	$(2,805,747)	$(1,431,884)	$(33,028,777)

Basic and Diluted Net Loss Per Common Share	$(0.09)	$(0.06)	$(0.15)	$(0.08)

Basic and Diluted Weighted Average Number of Common Shares Outstanding	18,629,575	17,474,870	18,504,477	17,474,282

SENESCO TECHNOLOGIES, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	June 30,
	2008	2008
	(unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$1,115,788	$5,676,985
Short-term investments	2,500,000	500,000
Prepaid expenses and other current assets	828,919	180,556
Total Current Assets	4,444,707	6,357,541

Property and equipment, net	3,893	5,459
Intangibles, net	3,515,565	3,213,543
Deferred financing costs	847,385	1,059,230
Security deposit	7,187	7,187
TOTAL ASSETS	$8,818,737	$10,642,960

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$468,280	$370,167
Accrued expenses	413,684	314,267
Total Current Liabilities	881,964	684,434

Convertible note, net of discount	609	57
Grant payable	99,728	99,728
Other liability	19,539	23,062
TOTAL LIABILITIES	1,001,840	807,281

STOCKHOLDERS’ EQUITY:

Preferred stock, $0.01 par value; authorized 5,000,000 shares, no shares issued	—	—
Common stock, $0.01 par value; authorized 100,000,000 shares, issued and outstanding 19,027,719 and 18,375,117, respectively	190,277	183,751
Capital in excess of par	40,655,397	39,874,958
Deficit accumulated during the development stage	(33,028,777)	(30,223,030)
TOTAL STOCKHOLDERS’ EQUITY	7,816,897	9,835,679

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$8,818,737	$10,642,960